Exhibit 10.2

OASIS PETROLEUM INC.

2010 LONG TERM INCENTIVE PLAN

PERFORMANCE SHARE UNIT AGREEMENT

This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Performance Share Units (“Notice of Grant”) by and between Oasis Petroleum Inc., a Delaware corporation (the “Company”), and you.

WHEREAS, the Company in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company, agrees to grant you this award;

WHEREAS, the Company adopted the Oasis Petroleum Inc. 2010 Long Term Incentive Plan, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant restricted stock units designated as performance share units to certain employees, directors and other service providers of the Company;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Performance Share Unit Agreement (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and

WHEREAS, you desire to accept the award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1. The Grant. Subject to the terms and conditions set forth below and in the Notice of Grant, the Company hereby grants you, effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award consisting of an aggregate number of Performance Share Units specified in the Notice of Grant, whereby each Performance Share Unit that becomes earned, as determined by the Committee in its sole and absolute discretion, represents the right to receive one share of common stock of the Company, par value $0.001 per share (“Stock”), plus the additional rights to Dividend Equivalents set forth in Section 3, in accordance with the terms and conditions set forth herein, in the Notice of Grant and in the Plan (the “Award”). Your right to receive Stock in respect of Performance Units is generally contingent, in whole or in part, upon satisfaction of the vesting requirements described in the Notice of Grant; provided, that, based on the relative achievement of the applicable performance vesting objectives, the number of shares of Stock that may be deliverable hereunder in respect of the Performance Units may range from 0% to 200% of the number of Performance Units stated in your Notice of Grant (such stated number of Performance Units hereinafter called the “Initial Performance Units” and such number of Performance Share Units that equal 200% of the Initial Performance Units shall hereinafter be referred to as the “Maximum Performance Units”). Except as provided below, to the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. The Performance Share Units contemplated herein are Restricted Stock Units designated as such under the Plan pursuant to Sections 2(w) and 6(e) thereof.

2. No Shareholder Rights. The Performance Share Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock unless and until shares of Stock are actually issued to you on the Date of Settlement specified in the Notice of Grant.

3. Dividend Equivalents. With respect to each outstanding Performance Share Unit (up to the number of Maximum Performance Units subject to this Award), the Company shall credit a book entry account with an amount equal to the amount of any cash dividend paid on one share of Stock. The amount credited to such book entry account shall be payable to you at the same time, and subject to the same terms and conditions as are applicable to, the Performance Share Units; provided, that only amounts credited with respect to Earned Performance Units shall be paid.

4. Restrictions. The Performance Share Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated. The Performance Share Units are also restricted in the sense that they may be forfeited to the Company.

5. Expiration of Restrictions and Settlement of Award. The restrictions on the Performance Share Units granted pursuant to this Agreement will expire as set forth in the Notice of Grant, provided that you remain in the employ of, or a service provider to, the Company or its Subsidiaries until the applicable dates set forth in the Notice of Grant. On the applicable Date of Settlement set forth in the Notice of Grant, the Company shall cause to be issued Stock in book entry form registered in your name. To the extent application of the vesting terms set forth in the Notice of Grant would result in you becoming vested in a fractional number of Performance Share Units, the number of Performance Share Units vested will be rounded down to the nearest whole share. The value of the shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust of any kind. Upon conversion into shares of Stock, all of the Performance Share Units subject to this Award shall be canceled and terminated.

6. Termination of Services.

(a) Termination Generally. Except as otherwise provided in the Notice of Grant and subject to Section 6(b) below, if your service relationship with the Company or any of its Subsidiaries is terminated for any reason, then those Performance Share Units for which the restrictions have not lapsed as of the date of termination shall become null and void and those Performance Share Units shall be forfeited to the Company. The Performance Share Units for which the restrictions have lapsed as of the date of such termination, including Performance Share Units for which the restrictions lapsed in connection with such termination, shall not be forfeited to the Company and shall be settled on the applicable Date of Settlement set forth in the Notice of Grant.

(b) Effect of Employment Agreement or Plan. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between Section 6(a) and the terms of any employment agreement entered into by and between you and the Company or its Subsidiaries, or in the event you are a participant therein, the terms of the Company’s Executive Change in Control and Severance Benefit Plan, the terms of the employment agreement or the Company’s Executive Change in Control and Severance Benefit Plan, as applicable, shall control (unless specifically provided to the contrary in the Notice of Grant).

7. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the Performance Share Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

8. Payment of Taxes. With respect to any required tax withholding, the Company shall withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes; which determination will be based on the shares’ Fair Market Value at the time such determination is made; provided, that the Committee, in its discretion (which discretion may not be delegated), may disallow satisfaction of the Company’s tax withholding obligations using the foregoing method, in which case the Company may require you to satisfy any current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award by such other method or methods specified by the Company. In the event the Company determines that the amount withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.

9. Compliance with Securities Laws; Company Policies. Notwithstanding any provision of this Agreement to the contrary, any issuance of Stock hereunder will be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued, or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance. You agree not to sell any shares of Stock acquired pursuant to this Award in violation of the Company’s securities trading policy, to the extent applicable.

10. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

11. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

12. Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

13. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Performance Share Units granted hereunder.

14. Execution of Receipts and Releases. Any payment of cash or any issuance of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

15. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from depreciation.

16. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

17. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail or reputable overnight delivery service (charges prepaid).

18. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

19. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.

20. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

21. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

22. Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.

23. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

24. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law.

25. Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Harris County, Texas and the United States District Court for the Southern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Performance Share Units or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.

26. Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.

27. Unfunded Arrangement. Neither the Notice of Grant, this Agreement nor the Plan shall give you any security or other interest in any assets of the Company; rather, your right to the Award is that of a general, unsecured creditor of the Company.

28. The Plan. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan.

29. Clawback. Notwithstanding anything to the contrary herein or in the Plan, the Performance Share Units may be cancelled and you may be required to reimburse the Company for any realized gains with respect to the Performance Share Units to the extent required by applicable law (including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010), the rules of any applicable stock exchange, or any clawback policy of the Company.

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